UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

TUHURA BIOSCIENCES, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-37823	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 University Center Dr., Suite 110
Tampa, Florida 33612
(Address of Principal Executive Offices, including zip code)
Registrant’s Telephone Number, Including Area Code: (813) 875-6600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	HURA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Form 8-K/A (Amendment No. 1) is being filed solely to add a new third paragraph to Item 5.02 of the Form 8-K filed on September 16, 2026 (the “Original 8-K”) in order to provide the following additional information regarding the Inducement Plan (as defined in the Original 8-K): (i) the Company has not yet, as of the date of the adoption of the Inducement Plan, granted any equity awards under the Inducement Plan, (ii) all grants of equity awards made under the Inducement Plan will be announced by the Company in a press release in accordance with Nasdaq Listing Rule 5635(c)(4), (iii) the Board of Directors of the Company currently expects that all equity awards granted under the Inducement Plan will be granted to new employees in the form of stock option grants that will have an exercise price equal to or greater than the closing price of the Company’s common stock on the date of grant, and (iv) the shares reserved for issuance under the Inducement Plan will not become issued and outstanding unless and until the stock options issued under the Inducement Plan to new employees become vested and are exercised.

No other changes to the Original 8-K are being made by this Form 8-K/A (Amendment No. 1).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of the TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan

On September 10, 2026, the Board of Directors (the “Board”) of TuHURA Biosciences, Inc. (the “Company”) adopted the TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan (the “Inducement Plan”), pursuant to which the Company may from time to time grant equity awards to new employees as a material inducement to their entering into employment with the Company or one of its subsidiaries. The Inducement Plan was adopted without stockholder approval pursuant to Nasdaq Listing Rule 5635(c)(4) (the “Nasdaq Rule”) and will be administered by the Compensation Committee of the Board (the “Compensation Committee”).

The Board reserved 5,000,000 shares of the Company’s common stock, par value $0.001 per share, for issuance under the Inducement Plan. The only persons eligible to receive awards under the Inducement Plan are individuals who satisfy the standard for inducement grants under the Nasdaq Rule. Awards under the Inducement Plan may consist of nonqualified stock options, stock appreciation rights, stock, restricted stock, restricted stock units, performance shares, performance units and other stock-based awards; no incentive stock options may be granted under the Inducement Plan. In accordance with the Nasdaq Rule, awards under the Inducement Plan may be granted only by (i) the Compensation Committee, provided that it is comprised solely of independent directors, or (ii) a majority of the Company’s independent directors. The Board also approved a form of stock option agreement for use under the Inducement Plan (the “Form Inducement Stock Option Agreement”).

The Company has not yet, as of the date of the adoption of the Inducement Plan, granted any equity awards under the Inducement Plan. All grants of equity awards made under the Inducement Plan will be announced by the Company in a press release in accordance with the requirements of the Nasdaq Rule. The Board currently expects that all equity awards granted under the Inducement Plan will be granted in the form of stock option grants to new employees that will have an exercise price equal to or greater than the closing price of the Company’s common stock on the date of grant. The shares reserved for issuance under the Inducement Plan will not become issued and outstanding unless and until the stock options issued under the Inducement Plan to new employees become vested and are exercised.

The foregoing descriptions of the Inducement Plan and the Form Inducement Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Inducement Plan and the Form Inducement Stock Option Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

10.1 TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan

10.2 Form Inducement Stock Option Agreement under the TuHURA Biosciences, Inc. 2026 Inducement Equity Incentive Plan

104 Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUHURA BIOSCIENCES, INC.

Date:	September 17, 2026	By:	/s/ Dan Dearborn
Name: Dan Dearborn Title: Chief Financial Officer